SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "**Amendment**") is made as of the date of last execution hereof by both parties ("**Effective Date**"), by and between Cook General Biotechnology LLC, an Indiana limited liability company ("**Landlord**"), and SEXTON BIOTECHNOLOGIES, INC., a Delaware corporation ("**Tenant**").

RECITALS:

A. Landlord, as successor in interest to Cook Regentec, LLC, and Tenant are parties to that certain Lease dated as of October 1, 2019 ("**Existing Lease**"), whereby Landlord leased to Tenant certain premises ("**Existing Premises**") and that certain First Amendment to Lease dated as of August 31, 2021 ("**First Amendment**"), as more particularly described in the Lease within a building (the "**Building**") located at 1102 Indiana Avenue, Indianapolis, Indiana 46202.

B. Landlord and Tenant desire to amend certain provisions of the Lease to remove certain rooms from the Premises, add additional rooms to the Premises, extend the Term, and to make certain other amendments to the provisions of the Lease as hereinafter provided, subject to and upon the terms and conditions hereinafter set forth.

NOW THEREFORE, the parties agree to the foregoing and in consideration of the mutual promises herein, agree to amend the Lease as follows, as of the Effective Date unless otherwise noted.

1. Lease will now be executed, by and between Cook General Biotechnology LLC, an Indiana limited liability company ("Landlord), and SEXTON BIOTECHNOLOGIES, INC., a Delaware corporation ("Tenant"). Landlord represents and warrants to Tenant that (i) as of the Effective Date, Landlord is the fee owner of the Building and the real property on which the same is located.

2. Tenant hereby acknowledges, confirms and agrees that (a) Landlord has performed all of Landlord's obligations under the Lease through the date of Tenant's execution hereof and is not in default of any term or condition of the Lease and that Tenant has no rights or offsets against Landlord, and (b) Tenant is not in default under any of the terms or conditions of the Lease as of the date of Tenant's execution hereof.

3. Article 2.01. Term. The term of this amended lease (the "Term") shall commence on October 1, 2025 (the "Commencement Date") and end on December 31, 2026, unless sooner terminated as herein provided.

4. As of the Commencement Date of this Amendment, Landlord and Tenant hereby agree that:
   (a) Room 155 located in the Building shall be surrendered by Tenant (the portion of the Premises that is being surrendered by Tenant is hereinafter referred to as the "**Surrendered Space**"). Tenant shall surrender full and complete possession of the Surrendered Space to Landlord on or before the Commencement Date, and Tenant shall remain responsible for all obligations or liabilities of Tenant under the Lease with respect to the Surrendered Space as provided for the Premises until Tenant surrenders full and complete possession of the Surrendered Space to Landlord. Tenant shall surrender full and complete possession of the Surrendered Space to

Landlord vacant, broom-clean, in good order and condition, and otherwise in accordance with the requirements of Section 2.03 of the Lease, and thereafter the Surrendered Space shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Tenant. If Tenant does not vacate the Surrendered Space on or before the Commencement Date in accordance with the requirements of Section 2.03 of the Lease, then Tenant shall be in default of the Lease, Landlord shall have all remedies with respect to the Surrendered Space as provided for the Premises in Section 2.03 of the Lease for a tenancy at sufferance, and Tenant shall be liable to Landlord for all damages occasioned by such holding over in the Surrendered Space, including, without limitation, all consequential, direct and indirect damages and losses sustained by Landlord. Tenant acknowledges and agrees that nothing in this section is intended to limit any other remedies available to Landlord at law or in equity for a default of this section. Tenant's vacating of the Surrendered Space shall be at Tenant's sole cost and expense.

(b) The Existing Premises are hereby expanded to include Room 154 located in the Building, as more particularly shown on Exhibit A attached hereto and made a part hereof (the "**Expansion Premises**", the Existing Premises, as reduced by the Surrendered Space and increased by the Expansion Premises is referred to as the "**Premises**"). As of the Effective Date, "Exhibit A" of the Lease is hereby deleted in its entirety and replaced with Exhibit A, attached hereto and made a part hereof.

5. The Term for the Expansion Premises shall be conterminous with the Term for the Existing Premises. All terms and conditions of the Existing Lease will apply to the Expansion Premises, except as otherwise described in this Amendment.

6. As of the Commencement Date, the Monthly Rental Installments are hereby amended to be $25,000.00 per month.

7. As of the Commencement Date, Tenant's utility payments pursuant to Article 5 of the Lease are hereby amended to be $15,178.00 per month.

8. As of the Effective Date, Section 1.1(e) Address for notices and payments is as follows: Landlord's notice address: CFC Properties PO Box 729, Bloomington, IN 47402-0729, ATTN: Ron Walker or via email Ron.Walker@cfcproperties.com

9. As of the Effective Date, Section 1.02 Lease of Premises will refer to the attached Exhibit A, updated October 09, 2024, to define designation of Shared Space and Leased Space.

10. Deleted.

11. As of the Effective Date, the second sentence of Section 6.02 of the Lease is hereby deleted in its entirety and replaced with the following:

> "In addition, Tenant shall provide, validate, qualify, maintain, replace, repair and certify the HEPA filters and Humidifier Canister, also referred to as a Cylinder, in the clean rooms for the Leased Premises (including and related mechanical repairs and maintenance)."

12. As of the Effective Date, Amend Section 14.06 to include e-mail as an option for Notices. Section 14.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, or via e-mail_to the party who is to receive such notice at the address specified in Section 1.0l(e). If sent by overnight courier, the notice shall be deemed to have been given one (I) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

13. As of the Effective Date, Landlord shall not have the right to relocate the Premises. Accordingly, Section 4.04 of the Existing Lease hereby is deleted.

14. As of the Effective Date, Article 10 of the Existing Lease hereby is amended such that (i) Landlord will not unreasonably withhold, condition or delay it consent to any request from Tenant to assign the lease or sublet all or any portion of the Premises; and (ii) Tenant may freely assign the Lease to Tenant's parent, affiliate or subsidiary.

15. As of the Effective Date, Section 14.08. Financial Statements. Intentionally omitted.

16. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Indiana. The parties hereby agree that the exclusive jurisdiction and venue for any action arising out of, involving or in any way related to this Amendment or the Lease shall be the Indiana Commercial Court located in Marion County, Indiana or, if the Commercial Court does not exist, in a state court located in Marion County, Indiana or a Federal Court located in the Southern District of Indiana. If any provision of this Amendment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Amendment and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings, and titles contained in this Amendment are solely for convenience of reference and shall not affect its interpretation. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Amendment to be drafted.

    All prior representations, undertakings, and agreements by or between the parties with respect to the subject matter of this Amendment are merged into, and expressed in, this Amendment, and any and all prior representations, undertakings, and agreements by and between such parties with respect thereto hereby are canceled.

17. This Amendment may be executed in separate counterparts, each of which when executed shall be an original, but all of which together shall constitute a single instrument.

18. This Amendment shall have no binding force or effect on either party unless and until each of the parties shall have executed this Amendment and submitted fully executed counterparts hereof, bearing their respective signatures, to one another.

19. Except as otherwise modified or amended by this Amendment, the Lease is ratified and confirmed and shall remain in full force and effect. In the event of a conflict between the

terms hereof and the terms of the Lease, the terms hereof shall control.

20. Landlord and Tenant hereby represent and warrant to one another that this Amendment is being executed by their duly authorized representatives.

[Signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date,

"Landlord:"

Cook General Biotechnology LLC

By: Signed by: [signature] Date: 11/5/2024

John Kamstra, Secretary, Treasurer

"Tenant:"

Sexton Biotechnologies, Inc.

By: NULL per CFC [signature] Date: 11/05/2024

Sean Werner, President

DocuSigned by: [signature]

Rod de Greef

CEO

BioLife Solutions, Inc.

30-Oct-2024

Exhibit A

Updated Site Plan of Leased Premises


Orange = Sexton exclusive space
Yellow = Shared space
COOK REGENTEC BUILDING
Updated 09 October 2024